Exhibit 10.3

FIAT	CNH CAPITAL
INDUSTRIAL

STRATEGIC ACCOUNTS GROUP

Nicholas C. Mast

Director

Strategic Accounts

September 30, 2011

Titan Machinery, Inc.

644 E. Beaton Dr.

West Fargo, ND  58078

Attn:  Ted O. Christianson,

Vice President, Finance

via electronic mail

Dear Mr. Christianson:

Titan Machinery, Inc. (“Titan”) and CNH Capital America LLC (“CNH”) are parties to an Amended and Restated Wholesale Floor Plan Credit Facility and Security Agreement dated November 13, 2007, as amended from time to time, most recently amended in a letter dated June 30, 2010 (the “Agreement”).  The Agreement provides that, among other things, the rate of interest charged on credit facilities, provided by CNH, shall be the standard CNH rates, with the exception of credit line 1 (new units), credit line 2 (trade-in units), credit line 6 (matured used units), credit line 7 (matured new units), credit line 8 (lease return/repo units), which shall have an interest rate of Prime +4.00%, and credit line 11 (premier rental line) which will have interest charged according to the pay plans in place from time to time.

By executing this letter agreement, the parties wish to further amend the terms of the Agreement as follows:  a) Prime +4% shall continue to be the interest rate applicable for the credit lines 1, 2, 6, 7, and 8, under the Agreement; b) the interest rate for credit line 11 shall continue to be according to the pay plans in place from time to time; c) all other credit facilities will remain according to CNH’s standard rates of interest; d) CNH Capital will review interest rates under the Agreement periodically; and e) CNH Capital shall provide Titan 30 days prior notice of any change in interest rates; provided, however, all interest rates shall be subject to the standard rate of default interest for all credit facilities, as set forth in the Agreement, upon any applicable event of default.

Except as specifically amended herein, all other terms of the Agreement shall remain unchanged.

CNH Capital

233 Lake Avenue

Racine, WI 53403

Very truly yours,

CNH Capital America LLC

/s/ Nicholas Mast
Nicholas Mast Director Strategic Accounts

Titan Machinery, Inc. agrees to the above described amendment to the Amended and Restated Wholesale Floor Plan Credit Facility and Security Agreement dated November 13, 2007, as amended.

Titan Machinery, Inc.

/s/ Ted O. Christianson
Ted O. Christianson, VP Finance and Treasurer

CNH Capital

233 Lake Avenue

Racine, WI 53403